EXHIBIT 99.1

Century Aluminum Company Appoints Chief Operating Officer

Chicago, April 29, 2019 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) announced today that its Board of Directors has elected Jesse E. Gary as the company’s Executive Vice President and Chief Operating Officer, a newly created position; senior operating executives John Hoerner and Gunnar Gudlaugsson will report to him. Mr. Gary will continue to serve as Century’s General Counsel; Morgan Walbridge has been promoted to Deputy General Counsel and will oversee the legal department on a day-to-day basis. Mr. Gary will continue to report to Michael Bless, President and Chief Executive Officer, in this new role.

Mr. Bless commented, “Jesse has played an invaluable role in Century’s progress over the last decade. He has been a spirited advocate for the safe and efficient growth and improvement of our operations. He has vast knowledge of our industry and has built valuable relationships with all manners of market participants and other key constituencies. Jesse has been a key partner in managing the business and I look forward to working with him in the next phase of the sustainable development of Century’s operations.”

Century’s Board Chairman Andrew Michelmore noted, “Jesse has been a superb counselor to the board and senior management. He has added meaningful value in innumerable areas and clearly shares our vision for the future development of the company. My colleagues and I are delighted to show the depth of our team and are eager to see Jesse’s contributions in this well-earned position.”

Mr. Gary added, “I am honored and excited to have this opportunity to serve and support all of our incredible employees and customers. Century is well positioned to perform in the current dynamic industry environment, and I look forward to working with Mike and the rest of our team to safely drive our business forward.” Mr. Gary continued, “I am also very pleased to announce Morgan’s promotion. Over the past five years, she has demonstrated superb legal skills and has become a trusted partner of the business. I am very confident that Morgan will continue to serve Century well in her new role.”

Mr. Gary joined Century in 2010 as Associate General Counsel.  He was promoted to Executive Vice President, General Counsel and Secretary in February 2013.  Prior to joining Century, Mr. Gary practiced law at Wachtell, Lipton, Rosen & Katz in New York.  Mr. Gary received his B.A. from the University of California at Berkeley and his J.D. from Cornell Law School.

Dissemination of Company Information

Century intends to make future announcements regarding Company developments and financial performance through its website, www.centuryaluminum.com.

About Century Aluminum

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112